Exhibit 99.1

Proxy - Commonwealth Telephone Enterprises, Inc.

100 CTE Drive

Dallas, Pennsylvania 18612-9774

Special Meeting of Shareholders - [DATE]

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned, hereby revoking any proxy previously given, hereby appoints [            ], [            ]and [            ], and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution, to vote as indicated on the reverse side, all of the Common Stock of the undersigned in COMMONWEALTH TELEPHONE ENTERPRISES, INC. (“Commonwealth” or the “Company”) entitled to vote at the Special Meeting of the Shareholders of the Company to be held at the [            ] on [            ] at [            ] local time, and at any properly reconvened meeting following an adjournment or postponement thereof, all as set forth in the proxy statement/prospectus accompanied hereto.

This proxy also delegates discretionary authority with respect to any other matter as may properly come before the Special Meeting or any properly reconvened meeting following an adjournment or postponement thereof.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE; NO BOXES NEED TO BE MARKED. TO VOTE BY TELEPHONE OR THE INTERNET, FOLLOW THE INSTRUCTIONS PROVIDED BELOW.

If you vote your proxy by telephone or the Internet,

you do NOT need to mail back your proxy card.

Telephone and Internet Voting Instructions

You can vote by telephone or the Internet. Available 24 hours a day 7 days a week.

Instead of mailing your proxy, you may choose to vote your proxy using the telephone or the Internet.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet	To vote by Mail

•   Call toll free [1-800-652-VOTE (8683)] in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the simple instructions provided by the recorded message.

	• Go to the following web site: [WWW.COMPUTERSHARE.COM/EXPRESSVOTE] • Enter the information requested on your computer screen and follow the simple instructions.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by [                     ] on [            ].

THANK YOU FOR VOTING!

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☐ Mark this box with an X if you have made changes to your name or address details above

Special Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

A. Proposal

The Board of Directors recommends a vote “FOR” Proposal 1.

1.	The adoption of the Agreement and Plan of Merger dated as of September 17, 2006 among Commonwealth Telephone Enterprises, Citizens Communications Company and CF Merger Corp., a wholly owned subsidiary of Citizens.	For ☐	Against ☐	Abstain ☐

2.	In their discretion, the proxies are authorized to act upon any other matter as may properly come before the Special Meeting, including the approval of any proposal to adjourn or postpone the Special Meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for the approval of Proposal 1 at the Special Meeting.

B. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. When shares are held jointly, each holder must sign.

Signature	Signature	Date

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation , representative of a partnership or other fiduciary or representative, please provide the following information:

Name	Capacity

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